UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147560	45-1226465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4093 Oceanside Boulevard, Suite B, Oceanside,	CA 92056
(Address of principal executive offices)	(Zip Code)

(760) 295-7208

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2012, our Board of Directors amended Article II, Section 10 of our Bylaws to allow approval of a Master Dispute Resolution Agreement dated August 24, 2012 and a License Agreement dated August 24, 2012 and all of the transactions contemplated thereby (but not any other matter or at any other time, even if analogous to such approval and such transactions) to be considered and acted upon by our stockholders by way of nonunanimous majority written consent action.  Previously, Article II, Section 10 had effectively prohibited all stockholders nonunanimous written consent actions.

Also, on August 22, 2012, our Board of Directors amended Article III, Section 2 of our Bylaws to provide that the size of our Board of Directors shall be three directors.  Previously, Article III, Section 2 had provided that the number of directors shall be between one and seven.

As previously disclosed, (a) before August 22, 2012 our Board of Directors consisted of Tim G. Dixon and James P. Boyd; (b) on August 22, 2012 Barry H. Glassman joined the Board of Directors as the third Director; (c) effective as of the execution and delivery on August 24, 2012 of the agreements referred to above, James P. Boyd resigned as a Director and Gerry B. Berg was elected as a Director of us; and (d) effective as of the close of business on August 24, 2012, Barry H. Glassman resigned as a Director. Accordingly since August 25, 2012 our Board of Directors consists of Tim G. Dixon and Gerry B. Berg, with one vacant seat on our Board of Directors.

Item 5.07

Submission of Matters to a Vote of Security Holders.

On August 24, 2012, our stockholders acted by way of nonunanimous majority written consent action (in lieu of a special meeting of stockholders) to approve the Master Dispute Resolution Agreement dated August 24, 2012 and the License Agreement dated August 24, 2012 and all of the transactions contemplated thereby. The number of shares giving written consent (i.e., voting) in favor of such matter was 267,323,333 (87.5%); and 38,135,000 shares did not participate in the nonunanimous majority written consent action (12.5%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

August 29, 2012

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:      /s/ Tim G. Dixon

Name: Tim G. Dixon

Title:   President

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